UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2011

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Trinity Industries, Inc. (the “Company”) was held on May 2, 2011. At the meeting, the Company’s stockholders voted on the following four proposals, and cast their votes as described below.

Proposal 1 — Election of Directors

The stockholders elected eleven (11) directors for a one year term, as follows:

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	65,382,411	263,689	8,872,856
Rhys J. Best	65,120,234	525,866	8,872,856
David W. Biegler	64,415,470	1,230,630	8,872,856
Leldon E. Echols	64,102,418	1,543,682	8,872,856
Ronald J. Gafford	62,517,144	3,128,956	8,872,856
Ronald W. Haddock	64,089,864	1,556,236	8,872,856
Adrian Lajous	65,384,163	261,937	8,872,856
Charles W. Matthews	65,348,844	297,256	8,872,856
Diana S. Natalicio	63,956,388	1,689,712	8,872,856
Douglas L. Rock	65,351,725	294,375	8,872,856
Timothy R. Wallace	64,696,550	949,550	8,872,856

Proposal 2 – Advisory Vote on Executive Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated April 1, 2011, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
55,787,434	8,268,265	1,590,401	8,872,856

Proposal 3 – Advisory Vote on the Frequency of Advisory Votes on Executive Compensation

The stockholders, on an advisory basis, voted that the Company should hold future stockholder votes on executive compensation annually. Vote totals on this proposal were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
58,826,626	378,447	4,903,561	1,537,466	8,872,856

Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2011

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011, by the following vote:

For	Against	Abstentions	Broker Non-Votes
73,675,093	674,192	169,671	n/a

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 3, 2011	By:	James E. Perry

Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer